UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
a Nevada corporation

December 8, 2020

The undersigned, constituting all of the members of the Board of Directors (the "**Board**") of Therapeutic Solutions International, Inc., a Nevada corporation (the "**Company**"), pursuant to Section 78.315 of the Nevada Revised Statutes, hereby consent to the adoption of the following resolutions, effective as of December 8, 2020, by written consent in lieu of a meeting of the Board:

RESOLVED, that the Company shall retire to the treasury of Sandbox Dental Labs, Inc. eighty-five million (85,000,000) shares of common stock, retaining fifteen million (15,000,000) shares of MVAX common stock.

This consent action shall be filed in the minute book of the Company and become a part of the records of the Company. A facsimile or .pdf counterpart of this consent action shall have the same legal effect as an original of the same.

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Thomas E. Ichim
Board Member

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Timothy G. Dixon
Chairman of the Board